Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code.

Martin Wade III, the Chief Executive Officer of International Microcomputer Software, Inc, and Robert O’Callahan, the Chief Financial Officer of International Microcomputer Software, Inc, each certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of International Microcomputer Software, Inc.

By: /s/ MARTIN WADE III
Martin Wade III
Chief Executive Officer

By: /s/ ROBERT O’CALLAHAN
Robert O’Callahan
Chief Financial Officer (Principal Accounting Officer)

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